Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G/A, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G/A shall also be filed on behalf of each of them.

Dated: February 10, 2022	CVF 2018, LLC By: /s/ Richard H. Robb Name: Richard H. Robb Title: Manager

HCC Manager LLC By: /s/ James S. Crown Name: James S. Crown Title: Manager